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                                                                    Exhibit 23.2

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-51363 and 333-51361) of Kindred Healthcare, Inc., formerly Vencor, Inc., of our report dated April 13, 1999, except for Note 2, as to which the date is August 22, 2001, with respect to the December 31, 1998 Balance Sheets and Statements of Operations, Stockholders' Equity and Cash Flows for the year ended December 31, 1998 and corresponding financial statement schedule of Kindred Healthcare, Inc., formerly Vencor, Inc., included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

Louisville, Kentucky
August 27, 2001